EXHIBIT 32: Rule 13a-14(b) CERTIFICATION

     The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Ultradata Systems Incorporated.

     A signed original of this written statement required by Section 906 has been provided to Ultradata Systems, Incorporated and will be retained by Ultradata Systems, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

August 15, 2005                        /s/ Monte Ross
                                       --------------------------------
                                       Monte Ross
                                       (Chief executive officer)


                                       /s/ Ernest S. Clarke
                                       --------------------------------
                                       Ernest S. Clarke
                                       (Chief financial officer)